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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated September 8, 1999 relating to the financial statements of Sports Universe, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
San Jose, California
September 24, 1999